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                                                                    EXHIBIT 5.1


                                   Law Offices

                           DRINKER BIDDLE & REATH LLP
                       Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496
                            Telephone: (215) 988-2700
                               Fax: (215) 988-2757

                                January 26, 1998



PEGASUS COMMUNICATIONS CORPORATION
c/o Pegasus Communications Management Company
5 Radnor Corporate Center, Suite 454
100 Matsonford Road
Radnor, Pennsylvania  19087

Ladies and Gentlemen:

                  We have acted as counsel to Pegasus Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to issuance of up to 5,500,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Shares"), to the stockholders of Digital Television Services, Inc., a Delaware corporation ("DTS"), in a merger in which Pegasus DTS Merger Sub Inc., a wholly-owned Delaware subsidiary of the Company (the "Merger Sub"), will be merged with and into DTS, and DTS will become a wholly-owned subsidiary of the Company.

                  In that capacity, we have examined the originals and copies, certified or otherwise identified to our satisfaction, of the Agreement and Plan of Merger dated January 8, 1998 (the "Merger Agreement"), among the Company, DTS, the Merger Sub, certain stockholders of the Company, and certain stockholders of DTS, the certificate of incorporation and by-laws of the Company, resolutions of the Company's board of directors and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate. This opinion is based exclusively on the Delaware General Corporation Law.

                  On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and that



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Pegasus Communications Corporation
January 23, 1998
Page 2

upon issuance of the Shares at the Closing (as defined in the Merger Agreement) pursuant to the terms of the Merger Agreement, the Shares will have been validly issued and will be fully paid and non-assessable.

                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to such reference to our firm we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                            Very truly yours,

                                            /s/ Drinker Biddle & Reath LLP

                                            DRINKER BIDDLE & REATH LLP